TO
THE TRANSFER AGENCY SERVICES AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 9/20/2011

The following is a list of Funds/Portfolios for which BBH shall serve under a Transfer Agency Services Agreement dated as of 11/07/2008 "the Agreement":

Global X Advanced Materials ETF
Global X Aluminum ETF
Global X Auto ETF
Global X Brazil Consumer ETF
Global X Brazil Financials ETF
Global X Brazil Industrials ETF
Global X Brazil Materials ETF
Global X Brazil Mid Cap ETF
Global X Brazil Utilities ETF
Global X Canada Preferred ETF
Global X Cement ETF
Global X Central America ETF
Global X Central and Northern Europe ETF
Global X Central Asia ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X China Mid Cap ETF
Global X China Technology ETF
Global X Copper Miners ETF
Global X Czech Republic ETF
Global X Eastern Europe ETF
Global X Emerging Africa ETF
Global X Farming ETF
Global X Farmland & Timberland ETF
Global X Fertilizers/Potash ETF
Global X Fishing Industry ETF
Global X Food ETF
Global X FTSE Andean 40 ETF
Global X FTSE Argentina 20 ETF

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Global X FTSE ASEAN 40 ETF
Global X FTSE Bangladesh ETF
Global X FTSE Colombia 20 ETF
Global X FTSE Denmark 30 ETF
Global X FTSE Finland 30 ETF
Global X FTSE Frontier Markets ETF
Global X FTSE Greece 20 ETF
Global X FTSE Morocco 20 ETF
Global X FTSE Nordic Region ETF
Global X FTSE Norway 30 ETF
Global X FTSE Portugal 20 ETF
Global X FTSE Railroads ETF
Global X FTSE Sri Lanka ETF
Global X FTSE Toll Roads & Ports ETF
Global X FTSE Ukraine ETF
Global X FTSE United Arab Emirates 20 ETF
Global X Germany Small-Cap ETF
Global X Gold Explorers ETF
Global X Hong Kong Small-Cap ETF
Global X Hungary ETF
Global X Kazakhstan ETF
Global X Kuwait ETF
Global X Lithium ETF
Global X Luxembourg ETF
Global X Mexico Small-Cap ETF
Global X MLP ETF
Global X MLP Natural Gas ETF
Global X Next 11 ETF
Global X Nigeria ETF
Global X Oil Equities ETF
Global X Pakistan KSE-30 ETF
Global X Philippines PSEi ETF
Global X Platinum Miners ETF
Global X Pure Gold Miners ETF
Global X Qatar ETF
Global X Rare Earths ETF
Global X Russell Emerging Markets Growth ETF
Global X Russell Emerging Markets Value ETF
Global X S&P Pan Arab ETF
Global X S&P/TSX Venture Canada ETF
Global X Shipping ETF
Global X Silver Miners ETF
Global X Singapore Small-Cap ETF
Global X Slovakia ETF
Global X Social Media Index ETF
Global X South Korea Small-Cap ETF

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Global X Southern Europe ETF
Global X Strategic Metals ETF
Global X Sub-Saharan Africa ETF
Global X SuperDividend ETF
Global X Taiwan Small-Cap ETF
Global X UK Small-Cap ETF
Global X Uranium ETF
Global X Waste Management ETF

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

GLOBAL X MANAGEMENT COMPANY, LLC

BY:
NAME:
TITLE:

9/20/2011	Page 3